                                                                    Exhibit 25.2

                                  Registration No.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)  X
                  ---

                              WILMINGTON TRUST FSB
              (Exact name of trustee as specified in its charter)


      Delaware                                         52-1877389
(State of incorporation)                 (I.R.S. employer identification no.)

                              542 Riverside Drive
                           Salisbury, Maryland  21801
                    (Address of principal executive offices)

                               Cynthia L. Corliss
                        Vice President and Trust Counsel
                            Wilmington Trust Company
                              Rodney Square North
                          Wilmington, Delaware  19890
                                 (302) 651-8516
           (Name, address and telephone number of agent for service)


                           APEX SILVER MINES LIMITED
              (Exact name of obligor as specified in its charter)

    Cayman Islands                                 Not Applicable
(State of incorporation)               (I.R.S. employer identification no.)

      Caledonian House
      Jennett Street
  George Town, Grand Cayman
Cayman Islands, British West Indies                    Not Applicable
(Address of principal executive offices)                 (Zip Code)



                          Subordinated Debt Securities
                      (Title of the indenture securities)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.    GENERAL INFORMATION.

           Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

           Office of Thrift Supervision
                    1475 Peachtree Street, N.E.
           Atlanta, GA  30309

       (b) Whether it is authorized to exercise corporate trust powers.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

           If the obligor is an affiliate of the trustee, describe each affiliation:

          Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

ITEM 3.  LIST OF EXHIBITS.

           List below all exhibits filed as part of this Statement of Eligibility and Qualification.

      A. Copy of the Charter of Wilmington Trust FSB, which includes the certificate of authority of Wilmington Trust FSB to commence business and the authorization of Wilmington Trust FSB to exercise corporate trust powers.
      B.     Copy of By-Laws of Wilmington Trust FSB.
      C. Consent of Wilmington Trust FSB required by Section 321(b) of Trust Indenture Act.
      D.     Copy of most recent Report of Condition of Wilmington Trust FSB.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust FSB, a corporation organized and existing under the laws of Delaware, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 24th day of March, 1999.

                                   WILMINGTON TRUST FSB
[SEAL]

Attest:/s/ Neal J. Howard             By:/s/ Howard K. Cohen
       --------------------------        -----------------------------
      Assistant Secretary                 Name: Howard K. Cohen
                                          Title:  Vice President

                                   EXHIBIT A
                                                                Charter No. 6012

                       FEDERAL STOCK SAVINGS BANK CHARTER
                       ----------------------------------

                              WILMINGTON TRUST FSB

                         As existing on June 10, 1994.


     SECTION 1.  Corporate Title.  The full corporate title of the savings bank
                 ---------------
is Wilmington Trust FSB.

     SECTION 2.  Office.  The home office shall be located in Salisbury,
                 ------
Maryland.

     SECTION 3.  Duration.  The duration of the savings bank is perpetual.
                 --------

     SECTION 4.  Purpose and Powers.  The purpose of the savings bank is to
                 ------------------
pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

     SECTION 5.  Capital Stock.  The total number of shares of all classes of
                 -------------
the capital stock which the savings bank has the authority to issue is 10,000,000, all of which shall be common stock of par value of $1.00 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of its shareholders, except as otherwise provided in this Section 5 or to the extend that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extend direct investment in such property would be permitted to the savings bank), labor, or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares of as a share dividend shall be deemed to be the consideration for their issuance.

     Except for shares issuable in connection with the conversion of the savings bank from the mutual to stock form of capitalization, no shares of common stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying shares to a director, unless the issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast as a legal meeting.

     The holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cumulation of votes for the election of directors. Subject to any provision for a liquidation account, in the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock shall be entitled, after payment or provision for payment of all debts and liabilities of the savings bank, to receive the remaining assets of the savings bank available for distribution, in cash or in kind. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

     SECTION 6.  Preemptive Rights.  Holders of the capital stock of the savings
                 -----------------
bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued.

     SECTION 7.  Directors.  The savings bank shall be under the direction of a
                 ---------
Board of Directors. The authorized number of directors, as stated in the savings bank's bylaws, shall not be fewer than five nor more than fifteen except when a greater number is approved by the OTS.

     SECTION 8.  Amendment of Charter.  Except as provided in Section 5, no
                 --------------------
amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the savings bank, then preliminarily approved by the OTS, which preliminary approval may be granted by the OTS pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority of the total votes eligible to be cast at a legal. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the OTS in accordance with regulatory procedures or on such other date as the OTS may specify in its preliminary approval.

                                   EXHIBIT B

                                    BYLAWS

                                      OF

                             WILMINGTON TRUST FBS

                         As existing on April 13, 1995


                                   ARTICLE I

                                  Home Office
                                  -----------

The home office of this savings bank shall be at 542 Riverside Drive in Wicomico County, Salisbury, Maryland.


                                   ARTICLE II

                                  Shareholders
                                  ------------

     SECTION 1.  Place of Meetings.  All annual and special meetings of
     ---------   -----------------
shareholders shall be held at the home office of this savings bank or at such other place in Maryland or elsewhere as the Board of Directors may determine.

     SECTION 2.  Annual Meeting.  A meeting of this savings bank's
     ---------   --------------
shareholder(s) for the election of directors and for the transaction of any other business of this savings bank shall be held annually within 120 days after the end of this savings bank's fiscal year on the third Thursday of April, if not a legal holiday. If that day is a legal holiday, the annual meeting shall be held on the next day following which is not a legal holiday, at 10:00 a.m., or at such other date and time within at 120-day period as the Board of Directors may determine.

     SECTION 3.  Special Meetings.  Special meetings of this savings bank's
     ---------   ----------------
shareholders for any purpose or purposes, unless otherwise prescribed by the Office of Thrift Supervision (the "OTS"); may be called at any time by the Chairman of the Board, the President or a majority of the Board of Directors.

     SECTION 4.  Conduct of Meetings.  The Board of Directors shall designate,
     ---------   -------------------
when present, either the Chairman of the Board or the President to preside at annual and special meetings of shareholders.

     SECTION 5.  Notice of Meetings.  Written notice stating the place, day and
     ---------   ------------------
hour of a shareholders' meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 10 nor more than 50 days before the date of that meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary or the directors calling the meeting, to each shareholder of record entitled to vote at that meeting. If mailed, that notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address which appears on this savings bank's stock transfer books or records as of the record date prescribed in Article II, Section 6 below, with postage prepaid. When any shareholders' meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given in the same form as that for the original meeting. It shall not be necessary to give any notice of the time or place of any meeting adjourned for less than 30 days or of the business to be transacted at that meeting, other than the announcement of the meeting from which the adjournment was taken.

     SECTION 6.  Record Date.  To determine shareholders entitled to notice of
     ---------   -----------
or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for that determination. That date shall not be more than 60 days and, in the case of a shareholders' meeting, not less than 10 days, prior to the date on which the particular action requiring the determination of shareholders is to be taken. When a determination of shareholders entitled to vote has been made as provided in this
Section 6, that determination shall apply to any adjournment thereof.

     SECTION 7.  Voting Lists.  At least 20 days before each shareholders'
     ---------   ------------
meeting, the officer or agent having charge of this savings bank's stock transfer books shall make a complete list of shareholders entitled to vote at that meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. That list of shareholders shall be kept on file at this savings bank's home office and shall be subject to inspection by any shareholder at any time during normal business hours for 20 days prior to that meeting. That list also shall be produced and kept open at the time and place of the meeting and be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine that list or transfer book or to vote at any shareholders' meeting.

     SECTION 8.  Quorum.  A majority of this savings bank's outstanding shares
     ---------   ------
entitled to vote, represented in person or by proxy, shall constitute a quorum at a shareholders' meeting. If less than a majority of the outstanding shares is represented at the meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At an adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to result in less than a quorum.

     SECTION 9.  Proxies.  At all shareholders' meetings, a shareholder may vote
     ---------   -------
by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Proxies solicited on behalf of this savings bank's management shall be voted as directed by the shareholder or, in the absence of that direction, as determined by a majority of the Board of Directors. No proxy shall be valid more than 11 months after the date of its execution, except a proxy coupled with an interest.

     SECTION 10.  Voting of Shares in the Name of Two or More Persons.  When
     ----------   ---------------------------------------------------
ownership of this savings bank's shares stands in the name of two or more persons, in the absence of written directions to this savings bank to the contrary, at any meeting of this savings bank's shareholders any one or more of those shareholders may cast, in person or by proxy, all votes to which that ownership is entitled. If an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names those shares stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding those shares directed and present in person or by proxy at that meeting, but no votes shall be cast for those shares if a majority cannot so agree.

     SECTION 11.  Voting of Shares by Certain Holders.  Shares standing in the
     ----------   -----------------------------------
name of another corporation may be voted by any officer, agent or proxy, as the bylaws of that corporation may prescribe or, in the absence of such provision, as the Board of Directors of that corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of those shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of those shares into his or her name. Shares standing in the name of a receiver may be voted by that receiver, and shares held by or under the control of a receiver may be voted by the receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which the receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote those shares until the shares have been transferred into the pledgee's name. Thereafter, the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of this savings bank's own stock held by this savings bank, nor shares of this savings bank's stock held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation are held by this savings bank, shall be voted at any shareholders' meeting or counted in determining the total number of outstanding shares at any given time for purposes of any shareholders' meeting.

     SECTION 12.  No Cumulative Voting.  The shares of this savings bank's
     ----------   --------------------
common stock shall not be entitled to cumulative voting.

     SECTION 13.  Inspectors of Election.  In advance of any shareholders?
     ----------   ----------------------
meeting, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at that meeting or at any adjournment thereof. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may make that appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors will be appointed. If any person appointed as inspector does not appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

     Unless otherwise prescribed by OTS regulations, the inspection duties shall include determining the number of shares, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receiving votes, ballots or consents, hearing and determining all challenges and questions arising in connection with the right to vote, counting and tabulating all votes or consents, determining the result and other actions which may be proper to conduct the election or the vote with fairness to all shareholders.

     SECTION 14.  Nominating Committee.  The Board of Directors shall act as a
     ----------   --------------------
nominating committee for selecting management?s nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least 20 days prior tot he date of the annual shareholders? meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual shareholders? meeting unless other nominations by shareholders are made in writing and delivered to the Secretary at least five days prior to the date of the annual meeting. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual
shareholders? meeting.   However, if the nominating committee fails or refuses
to act at least 20 days prior to the annual shareholders? meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     SECTION 15.  New Business.  Any new business to be taken up at the annual
     ----------   ------------
shareholders? meeting shall be stated in writing and filed with the Secretary at least five days before the annual shareholders? meeting. All business so stated, proposed and filed shall be considered at the annual shareholders' meeting, but no other proposal shall be acted upon at that meeting. Any shareholder may make any other proposal at the annual shareholders' meeting and the same may be discussed and considered, but unless stated in writing and filed with the Secretary at least five days before the meeting, that proposal shall be laid over for action at an adjourned, special or annual shareholders' meeting taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual shareholders' meeting of reports of officers, directors and committees, but in connection with those reports, no new business shall be acted upon at that annual meeting unless stated and filed as provided herein.

     SECTION 16.  Informal Action by Shareholders.  Any action required to be
     ----------   -------------------------------
taken at a shareholders? meeting, or any other action which may be taken at a shareholders? meeting, may be taken without a meeting if consent in writing, setting forth the action so taken, is given by all shareholders entitled to vote with respect to the subject matter.

                                  ARTICLE III

                               Board of Directors
                               ------------------

     SECTION 1.  General Powers.  The Business and affairs of this savings bank
     ---------   --------------
shall be under the direction of its Board of Directors. The Board of Directors shall elect a Chairman of the Board and a President from among its members annually, and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

     SECTION 2.  Number and Team.  The Board of Directors shall consist of six
     ---------   ---------------
members. Each shall be elected annually for a one-year term and until his or her successor is duly elected and qualified.

     SECTION 3.  Regular Meetings.  A regular meeting of the Board of Directors
     ---------   ----------------
shall be held without other notice than this Bylaw immediately after, and at the same place, as the annual shareholders? meeting. The Board of Directors may, by resolution, provide the time and place to hold additional regular meetings without notice other than that resolution.

     SECTION 4.  Special Meetings.  Special meetings of the Board of Directors
     ---------   ----------------
may be called by or at the request of the Chairman of the Board, the President or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by those persons.

     Members of the Board of Directors may participate in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. That participation shall constitute presence in person, but shall not constitute attendance for purpose of entitlement to compensation pursuant to Section 11 of this Article.

     SECTION 5.  Notice.  Written notice of any special meeting of directors
     ---------   ------
shall be given to each director at least two days prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. That notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the

Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of that meeting, unless a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need to be specified in the notice or waiver of notice of the meeting.

     SECTION 6.  Quorum.  A majority of the number of directors fixed by Section
     ---------   ------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. However, if less than a majority is present at that meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 5 of this Article III.

     SECTION 7.  Manner of Acting.  The act of a majority of the directors
     ---------   ----------------
present at a duly convened meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by the OTS or these Bylaws.

     SECTION 8.  Action Without a Meeting.  Any action required or permitted to
     ----------  ------------------------
be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the directors.

     SECTION 9.  Resignation.  Any director may resign at any time by sending a
     ---------   -----------
written notice of his or her resignation to this savings bank?s home office addressed to the Chairman of the Board or the President. Unless specified otherwise, that resignation shall take effect upon receipt by the Chairman of the Board or the President, as the case may be.

     SECTION 10.  Vacancies.  Any vacancy on the Board of Directors may be
     ----------   ---------
filled by the affirmative vote of a majority of the remaining directors although less than a quorum. A director elected to fill a vacancy shall be elected to serve until the next election of directors by this savings bank?s shareholders. Any directorship to be filled due to an increase in the number of directors may be filled by the Board of Directors for a term continuing only until the next election of directors by this savings bank?s shareholders.

     SECTION 11.  Compensation.  Directors may receive compensation for their
     ----------   ------------
services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed compensation for actual attendance at committee meetings as the Board of Directors may determine from time to time.

     SECTION 12.  Presumption of Assent.  director of this savings bank who is
     ----------   ---------------------
present at a meeting of the Board of Directors at which action on any matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention is entered into the minutes of the meeting or unless he or she files a written dissent to that action with the person acting as the secretary of the meeting before the adjournment thereof or forwards that dissent by registered mail to the Secretary within five days after he or she receives a copy of the minutes of the meeting. That right to dissent shall not apply to a director who voted in favor of the action.

     SECTION 13.  Removal of Directors.  At a meeting of this savings bank?s
     ----------   --------------------
shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares than entitled to vote at an election of directors.

                                   ARTICLE IV

                         Executive and Other Committees
                         ------------------------------

     SECTION 1.  Appointment.  The Board of Directors may, by resolution adopted
     ---------   -----------
by a majority of the entire Board of Directors, designate the Chief Executive Officer and two or more other directors as an Executive Committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

     SECTION 2.  Authority.  When the Board of Directors is not in session, the
     ---------   ---------
Executive Committee shall have and may exercise all authority of the Board of Directors except to the extent, if any, that that authority is limited by the resolution appointing the Executive Committee and except that the Executive Committee shall not have the authority of the Board of Directors with respect to declaring dividends, amending this savings bank?s charter or Bylaws, recommending to this savings bank?s stockholders a plan of merger, consolidation or conversion, the sale, lease or other disposition of all or substantially all of the savings bank?s property or assets other than in the ordinary and usual course of business, a voluntary dissolution of this savings bank, a revocation of any of the foregoing or the approval of a transaction in which any member of the Executive Committee directly or indirectly has any material beneficial interest.

     SECTION 3.  Tenure.  Subject to the provisions of Section 8 of this Article
     ---------   ------
IV, each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her appointment and until his or her successor is designated as a member of the Executive Committee.

     SECTION 4.  Meetings.  Regular meetings of the Executive Committee may be
     ---------   --------
held without notice at such times and places as the Executive Committee may fix by resolution from time to time. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day?s notice stating the place, date and hour of the meeting. That notice may be written or oral. Any member of the Executive Committee may waive notice of any meeting, and no notice of any meeting need to be given to any member thereof who attends the meeting in person. Notice of a meeting of the Executive Committee need not state the business proposed to be transacted thereat.

     SECTION 5.  Quorum.  A majority of the members of the Executive Committee
     ---------   ------
shall constitute a quorum for the transaction of business at any meeting thereof. Action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum thereof is present.

     SECTION 6.  Action Without a Meeting.  Any action required or permitted to
     ---------   ------------------------
be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the Committee?s members.

     SECTION 7.  Vacancies.  Any vacancy in the Executive Committee may be
     ---------   ---------
filled by a resolution adopted by a majority of the entire Board of Directors.

     SECTION 8.  Resignation and Removal.  Any member of the Executive Committee
     ---------   -----------------------
may be removed at any time, with or without cause, by a resolution adopted by a majority of the entire Board of Directors. Any member of the Executive Committee may resign from the Committee at any time by giving written notice to the President or the Secretary. Unless specified otherwise, that resignation shall take effect upon its receipt.

     SECTION 9.  Procedure.  The Executive Committee shall elect a chairman from
     ---------   ---------
among its members and may fix its own rules of procedure. Those rules may not be inconsistent with these Bylaws. The committee shall keep regular minutes of its proceedings, and shall report those minutes to the Board of Directors for its information at the meeting of the Board of Directors held next after the Committee's proceedings occur.

     SECTION 10. Other Committees.  The Board of Directors may, by resolution,
     ----------  ----------------
establish an audit, loan or other committee composed of directors as the directors determine to be necessary or appropriate for the conduct of this savings bank?s business, and may prescribe the duties, constitution and procedures thereof.

                                   ARTICLE V

                                    Officers
                                    --------

     SECTION 1.  Positions.  This savings bank?s officers shall be a Chairman of
     ---------   ---------
the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. Each of those officers shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The President shall be the Chief Executive Officer, unless the Board of Directors designates the Chairman of the Board as the Chief Executive Officer. The President shall be a director of this savings bank. Any individual may hold more than one office. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors also may elect or authorize the appointment of other officers as it deems appropriate. The officers shall have authority and perform duties as the Board of Directors may authorize from time to time. In the absence of action by the Board of Directors, this savings bank's officers shall have such powers and duties as pertain to their respective offices generally.

     SECTION 2.  Election and Term of Office.  This savings bank?s officers
     ---------   ---------------------------
shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of this savings bank's shareholders. If the election of officers is not held at that meeting, that election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer?s death, resignation or removal in the manner provided herein. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize this savings bank to enter into an employment agreement with any officer subject to OTS regulations. Notwithstanding the preceding sentence, no such agreement shall impair the Board of Directors? right to remove any officer at any time in accordance with Section 3 of this Article V.

     SECTION 3.  Removal.  Any officer may be removed by the Board of Directors
     ---------   -------
whenever in its judgment the best interests of this savings bank would be served thereby. That removal, other than for cause, shall be without prejudice to the contractual rights of the person so removed, if any.

     SECTION 4.  Vacancies.  A vacancy in any office because of death,
     ---------   ---------
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term thereof.

     SECTION 5.  Remuneration.  The remuneration of this savings bank?s
     ---------   ------------
officers, if any, shall be fixed by the Board of Directors from time to time.

                                   ARTICLE VI

                         Contracts, Checks and Deposits
                         ------------------------------

     SECTION 1.  Contracts.  To the extent permitted by OTS regulations, and
     ---------   ---------
except as prescribed otherwise by these Bylaws with respect to share certificates, the Board of Directors may authorize any of this savings bank?s officers, employees or agents to enter into any contract or to execute and deliver any instrument in this savings bank?s name and on its behalf. That authority may be general or confined to a specific instance.

     SECTION 2.  Checks; Drafts, etc.  All checks, drafts or other orders for
     ---------   --------------------
the payment of money, notes or other evidences of indebtedness issued in this savings bank's name shall be signed by one or more officers, employees or agents in the manner determined by the Board of Directors from time to time.

     SECTION 3.  Deposits.  All funds of this savings bank not otherwise
     ---------   --------
utilized shall be deposited to this savings bank's credit from time to time in any duly authorized depository(ies) which the Board of Directors selects.

                                  ARTICLE VII

                   Certificates for Shares and Their Transfer
                   ------------------------------------------

     SECTION 1.  Certificates for Shares.  Certificates representing shares of
     ---------   -----------------------
this savings bank's capital stock shall be in a form determined by the Board of Directors. Those certificates shall be signed by the Chief Executive Officer or any other officer the Board of Directors authorizes, attested by the Secretary or an Assistant Secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of those officers upon any certificate may be facsimiles. Each certificate for shares of this savings bank's capital stock shall be numbered consecutively or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and the date of their issue, shall be entered on this savings bank's stock transfer books. All certificates surrendered to this savings bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled. Notwithstanding the preceding sentence, in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to this savings bank as the Board of Directors may prescribe.

     SECTION 2.  Transfer of Shares.  Transfers of shares of this savings bank's
     ---------   ------------------
capital stock shall be made only on this savings bank's stock transfer books. Authority for each transfer shall be given only by the holder of record, his or her legal representative (who must furnish proper evidence of that authority), or his or her attorney authorized by a duly executed power of attorney and filed with the Secretary. Any such transfer shall be made only on surrender for cancellation of the certificate for those shares. The person in whose name shares of capital stock stand on this savings bank's books shall be deemed by this savings bank to be the owner thereof for all purposes.

                                  ARTICLE VIII

                                  Fiscal Year
                                  -----------

     This savings bank's fiscal year shall end on December 31 each year.

                                   ARTICLE IX

                                   Dividends
                                   ---------

     Subject to the terms of this savings bank's charter and OTS regulations, the Board of

Directors may declare, and this savings bank may pay, dividends on its outstanding shares of capital stock from time to time.

                                   ARTICLE X

                                 Corporate Seal
                                 --------------

     The Board of Directors shall approve this savings bank's seal. That seal shall consist of two concentric circles, between which shall be this savings bank's name. The year of incorporation or an emblem may appear in the center thereof.

                                   ARTICLE XI

                                   Amendments
                                   ----------

     These Bylaws may be amended in a manner consistent with OTS regulations at any time by a majority vote of the Board of Directors or by a majority vote of the votes cast by this savings bank's shareholders at any duly convened meeting thereof.

WHEREAS, the Board of Directors desires to amend this savings bank's Bylaws in certain respects;

NOW, THEREFORE, BE IT RESOLVED, that Article III, Section 1 of this savings bank's Bylaws be amended to read in its entirety as follows:

     SECTION 1.  General Powers.  The business and affairs of this savings bank
                 --------------
     shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board and one or more presidents from among its members and shall designate, when present, either the chairman of the board or one of the presidents to preside at its meetings.

FURTHER RESOLVED, that Article III, Section 2 of this savings bank's Bylaws be amended to read in its entirety as follows:

     SECTION 2.  Number and Term.  The Board of Directors shall consist of not
                 ---------------
     less than five nor more than fifteen members, the precise number of which shall be fixed by resolution of the Board of Directors from time to time. The directors shall be elected annually, and shall serve for the ensuing year and until their respective successors are duly elected and qualified.

FURTHER RESOLVED, that Article III, Section 3 of this savings bank's Bylaws be amended to read in its entirety as follows:

     SECTION 3.  Regular and Special Meetings.  Regular and special meetings of
                 ----------------------------
     the Board of Directors may be called by or at the request of the chairman of the board, one of the presidents or one-third of the directors. The persons authorized to call meetings of the Board of Directors may fix any place as the place for that meeting.

          Members of the Board of Directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person and, if the Board of Directors so determines, shall constitute attendance for the purpose of entitlement to compensation pursuant to Section 11 of this Article.

FURTHER RESOLVED, that Article III, Section 5 of this savings bank's Bylaws be deleted;

FURTHER RESOLVED, that Article III, Section 6 of this savings bank's Bylaws be re-numbered Article III, Section 5;

FURTHER RESOLVED, that Article III, Section 7 of this savings bank's Bylaws be re-numbered Article III, Section 6;

FURTHER RESOLVED, that Article III, Section 8 of this savings bank's Bylaws be re-numbered Article III, Section 7;

FURTHER RESOLVED, that Article III, Section 9 of this savings bank's Bylaws be re-numbered Article III, Section 8;

FURTHER RESOLVED, that Article III, Section 10 of this savings bank's Bylaws be re-numbered Article III, Section 9;

FURTHER RESOLVED, that Article III, Section 11 of this savings bank's Bylaws be re-numbered Article III, Section 10;

FURTHER RESOLVED, that Article III, Section 12 of this savings bank's Bylaws be re-numbered Article III, Section 11, and amended to read in its entirety as follows:

     SECTION 11.  Compensation.  Directors, as such, may receive a stated salary
                  ------------
     for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance, whether in person or by telephone, at any regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance, whether in person or by telephone, at committee meetings as the Board of Directors may determine from time to time.

FURTHER RESOLVED, that Article III, Section 13 of this savings bank's Bylaws be re-numbered Article III, Section 12;

FURTHER RESOLVED, that Article III, Section 14 of this savings bank's Bylaws be re-numbered Article III, Section 13;

FURTHER RESOLVED, that Article V, Section 1 of this savings bank's Bylaws be amended to read in its entirety as follows:

     SECTION 1.  Positions.  The officers of this savings bank shall be one or
                 ---------
     more presidents, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the chairman of the board as an officer. One of the presidents shall be the chief executive officer, unless the Board of Directors designates the chairman of the board as chief executive officer. The president(s) shall be director(s) of this savings bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The Board of Directors may designate one or more vice presidents as executive vice presidents or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of this savings bank may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices; and

FURTHER RESOLVED, that Article VIII of this savings bank's Bylaws hereby is amended to read in its entirety as follows:

                           ARTICLE VIII - FISCAL YEAR

The fiscal year of this savings bank shall end on the 31st day of December of each year.

FURTHER RESOLVED, that all actions previously taken by and on behalf of this savings bank by any person in connection with the transactions contemplated by the foregoing resolutions hereby are ratified, confirmed and approved in all respects.

                                                                       EXHIBIT C



                             Section 321(b) Consent


     Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust FSB hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon requests therefor.



                            WILMINGTON TRUST FSB


Dated: March 24, 1999             By: /s/ Howard K. Cohen
                                      ---------------------------
                                        Name: Howard K. Cohen
                                   Title: Vice President

                                   EXHIBIT D



REPORT OF CONDITION



     WILMINGTON TRUST FSB           of     SALISBURY
------------------------------------    -----------------
       Name of Bank                            City

in the State of   Maryland  , at the close of business on December 31, 1998.
                ------------


ASSETS
                                                                           Thousands of dollars
Cash, Deposits and Investment Securities:............................................... 22,053
Mortgage Pool Securities:...............................................................  5,048
Mortgage Loans:......................................................................... 33,801

Nonmortgage Loans:...................................................................... 17,628
     Commercial Loans:................................  7,105
     Consumer Loans:.................................. 10,776

Repossessed Assets:.....................................................................     41
Office Premises and Equipment ..........................................................  2,746
Other Assets:...........................................................................  2,921
Total Assets:........................................................................... 84,238

LIABILITIES

Deposits:............................................................................... 72,935
Escrows.................................................................................     66
Unamortized Yield Adjustments on Deposits...............................................      0
Borrowings:.............................................................................      0
Other Liabilities:......................................................................  1,302
Total Liabilities:...................................................................... 74,303

EQUITY CAPITAL

Perpetual preferred stock:..............................................................      0
Common Stock:
     Par Value..........................................................................  1,500
     Paid in Excess of Par..............................................................  6,000
Unrealized gains (losses) on available-for-sale securities..............................     33
Retained Earnings.......................................................................  2,402
Other Components of Equity Capital......................................................      0
Total Equity Capital....................................................................  9,935

Total Liabilities, Redeemable Preferred Stock, Minority Interest and Equity Capital..... 84,238